UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☒  Soliciting Material under §240.14a-12

Clearwater Analytics Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒  No fee required

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of Clearwater Analytics Holdings, Inc. on December 21, 2025:

All,

Every few decades, a defining moment arrives that reshapes not just a company, but entire industries. The sheer breadth and speed of innovation in technology that we have witnessed in the past year is awe-inspiring, and everything will change – how we live, how we interact with each other, and our expectations from technology will all be fundamentally transformed.

Today is one of those moments. The last one was the onset of the internet and when you think about the remarkable and life-altering changes that one technology has brought about in the last two decades, you will realize what I am talking about. In my opinion, changes that Generative AI, Artificial superintelligence and robotics will bring will make the internet pale in comparison.

And then there is the evolving global order and the world of investing. Our industry is changing at an unprecedented speed. Portfolios span public and private assets and are increasingly global. Data volumes are exploding. Risk is increasingly real-time. And clients will be increasingly perplexed that with all the discussions about Generative AI, agentic interaction, artificial superintelligence, they cannot get a comprehensive view of their portfolios, or the ability to trade seamlessly or to get real time risk measures for their portfolios.

That’s the world we find ourselves in. There has never been a need to innovate faster, think bigger and reimagine what our clients need today, tomorrow and in the future.

Today, CWAN announced that we’ve entered into a definitive agreement to be acquired by a consortium of private equity investors in a transaction valuing the company at approximately $8.4B ($24.55 per share). The transaction is expected to close in the first half of 2026, subject to customary closing conditions, including regulatory approvals and a vote by our stockholders.

This transaction creates a partnership between CWAN and a consortium of prominent global investors who invest in visionary companies and help them innovate and accelerate industry leadership. Two of these investors, Permira and Warburg Pincus, have been part of our journey since 2020, while Francisco Partners and Temasek are new to our story.

Francisco Partners is based in the Bay Area and invests exclusively in tech and tech-enabled services while Temasek in Singapore brings extensive relationships across Asia. Collectively, their investment demonstrates strong confidence in our business model, long-term strategy, and growth prospects.

As a private company, we will have greater flexibility to make long-term investments that accelerate platform integration, advance product innovation, including Gen AI, and expand our capabilities across public and private markets. This is about building more — more innovation, more integration, more scale, and an even stronger client experience.

At the center of this disruption is a $23B market opportunity. We are no longer a small regional company – we are bigger than most companies focused on investment management. We must strive to become the disruptive leader in our industry. The winners will be those who can innovate quickly, integrate deeply, and solve the hardest problems with clarity and conviction.

Over the past few years, we have worked towards getting the right components in place to build the next-generation solution. With Clearwater at the core, and the additions of JUMP, Wilshire, Enfusion, Beacon, and Blackstone’s Bistro, we now have the foundation for a uniquely integrated, front-to-back platform built for the future of investing.

For those of you who have been part of the Clearwater story for the last 8 years, this feels like another chapter in our company’s history. From what was a private company owned largely by the founders, we morphed into a single PE-owned company, and then added two other PE sponsors, to a controlled public company and finally to a non-controlled public company. We have been through several changes to our capital structure.

Today we start the next chapter of our evolution. Yet through all of this, our business model has been largely unchanged, and we have been very successful in growing our client base and industry leadership by a sustained and ever-growing investment in R&D, Operations, Sales and enabling functions. Just as importantly, every chapter in Clearwater’s history has created value not only for shareholders, but also for our people, both personally and professionally. As we grow, we create more opportunities to build careers, expand skills, step into new roles, and do meaningful work at scale.

I am confident and personally committed that this new chapter will continue that tradition. What will change is an urgent commitment to focus heavily on innovation, to deliver disruptive products to the market meaningfully faster, build a disciplined GTM infrastructure, embed Gen AI into every corner of operations, and behave more like a smaller company when it comes to the speed of execution and renewed commitment to delighting clients. We have laid out an ambitious agenda to emerge as an industry powerhouse and very little will change in the vision for the business.

Until the deal is closed, we continue to operate as a publicly traded company and there should be no change to day-to-day operations or our focus on our clients, innovation and execution. However, there are certain restrictions on your ability to share non-public details on the deal and restrictions on your ability to trade Clearwater’s shares while in possession of material non-public information, which will be detailed in the FAQs that we circulate tomorrow. We’ll also hold a Town Hall tomorrow at 10:00 am ET (Dec 22nd) to discuss this further and answer your questions.

Thank you for the trust you place in us, and for the infectious passion and intensity you bring to CWAN every day.

Today is a milestone but even more importantly, it’s a starting point for what comes next.

Warm regards,

Sandeep Sahai
Chief Executive Officer

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s expectations with respect to the proposed transaction, including the timing thereof, and the Company's possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry, economic and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms, but are not the exclusive means of identifying such statements.

Forward-looking statements involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties may cause actual results to differ materially from the Company’s current expectations and include, but are not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; (iii) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; (vi) risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; (vii) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; (viii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) risks that the anticipated benefits of the proposed transaction are not realized when and as expected; (x) the availability of capital and financing and rating agency actions in connection with the proposed transaction; and (xi) other risks and uncertainties detailed in the Company’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed on February 26, 2025 (as amended by Amendment No. 1 thereto, filed with the SEC on March 7, 2025), and in other periodic reports filed by the Company with the SEC. These filings are available at www.sec.gov and on the Company’s website.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this communication and should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time they are made. The Company does not undertake to and specifically declines any obligation to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

Additional Information and Where to Find it

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by the Investor Group. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A in preliminary and definitive form for its special meeting of stockholders to approve the proposed transaction, and may file or furnish other documents with the SEC regarding the proposed transaction. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. Investors and stockholders are or will be able to obtain the documents (if and when available) filed with the SEC free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at investors.clearwateranalytics.com/overview.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025 (the “2025 Proxy Statement”). To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated above.